    As filed with the Securities and Exchange Commission on November 5, 1996.
                                                      Registration No. 333-13303

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------
                                PRE-EFFECTIVE
                                AMENDMENT NO.1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ----------------
                            STERLING SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)
            Delaware                                            75-1873956
   (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                          Identification No.)
                   8080 North Central Expressway, Suite 1100
                              Dallas, Texas 75206
                                 (214) 891-8600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

        Don J. McDermett, Jr.                               With a copy to:
        Vice President, Legal
       Sterling Software, Inc.                             James E. O'Bannon
8080 North Central Expressway, Suite 1100             Jones, Day, Reavis & Pogue
        Dallas, Texas  75206                          2300 Trammell Crow Center
          (214) 891-8600                                  2001 Ross Avenue
                                                         Dallas, Texas  75201
  (Name, address, including zip code, and                   (214) 220-3939
   telephone number, including area code,
         of agent for service)
                               ----------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ __________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ __________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/



  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such State.


                  Subject to Completion, Dated November 5, 1996


PROSPECTUS

                                7,750,000 SHARES

                            STERLING SOFTWARE, INC.

                                  Common Stock

     This Prospectus relates to the offer and sale by Sterling Software, Inc. ("Sterling Software" or the "Company") of up to 7,750,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), issuable by the Company upon exercise of options ("Options") granted or to be granted from time to time to eligible persons pursuant to the provisions of the Sterling Software, Inc. Amended and Restated 1996 Stock Option Plan (the "Plan") and which may be offered and sold from time to time by such persons or permitted transferees (the "Selling Stockholders"). This Prospectus also relates to such indeterminate number of additional shares of Common Stock as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.

     Sales by the Selling Stockholders may be made on one or more exchanges, including the New York Stock Exchange (the "NYSE"), or in the over-the-counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Shares offered hereby, the Selling Stockholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."


     The Common Stock is listed for trading on the NYSE under the symbol "SSW." On November 1, 1996, the closing price of the Common Stock on the NYSE was $32.875. The Company will pay all expenses in connection with this offering, which are estimated to be approximately $111,000.


                                ----------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------



                The date of this Prospectus is November __, 1996.

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities maintained by the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov. Documents filed by the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York
10005, on which exchange the Common Stock is listed.

          This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act relating to the securities issuable pursuant to the Plan and offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company hereby incorporates by reference into this Prospectus (i) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as amended by the Company's Form 10-K/A filed January 29, 1996; (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended December 31, 1995, March 31, 1996 and June 30, 1996; (iii) the Company's Current Reports on Form 8-K dated October 31, 1995, December 20, 1995, January 4, 1996, March 7, 1996, May 29, 1996, September 23, 1996, September 30, 1996 and October 15, 1996;
and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Registration No. 0-108465), filed March 7, 1990.

          All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such reports.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Sterling Software, Inc., 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, Attention: Don J. McDermett, Jr., Vice President, Legal (telephone: (214) 891-8600).

                                THE COMPANY

          Sterling Software is a recognized worldwide supplier of software products and services within the enterprise systems and applications management software markets and also provides technical professional services to certain sectors of the federal government. The Company's principal executive offices are located at 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, and the Company's telephone number at such address is (214) 891-8600.


                                USE OF PROCEEDS

          The proceeds from the issuance of the Shares upon exercise of Options will be added to the Company's funds and used for general corporate purposes. The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.


                              SELLING STOCKHOLDERS

          This Prospectus covers the purchase from the Company of an aggregate of up to 7,750,000 Shares, plus such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein, by the holders of Options upon the exercise thereof in accordance with their terms and the subsequent offer and resale of Shares previously acquired or to be acquired by certain holders of Options upon the exercise thereof.

          Pursuant to the provisions of the Plan, the Board of Directors of the Company (the "Board"), the 1996 Stock Option Committee of the Board (the "Stock Option Committee") or the 1996 Special Stock Option Committee of the Board (the "Special Stock Option Committee") will, among other things, determine from time to time (i) the individuals, from among the executive officers, directors, employees, advisors and consultants of the Company and its subsidiaries, to whom Options will be granted, (ii) the number of shares of Common Stock to be covered by each Option (provided the maximum aggregate number of shares of Common Stock with respect to which Options may be granted to any participant under the Plan may not exceed 5,425,000 shares), and (iii) the purchase price of Common Stock subject to each Option, which may not be less than the fair market value of the Common Stock on the date of grant.

     The following table sets forth certain information as of October 31, 1996, with respect to Selling Stockholders who currently hold Options to purchase Shares, including any positions, offices or other material relationships of the Selling Stockholders with the Company. The Company is unaware of whether the Selling Stockholders listed below presently intend to sell the Shares they may acquire upon exercise of Options. The Company in the future may grant additional Options to the persons listed below and to persons other than those listed below whose subsequent sale of Shares will be covered by this Prospectus, which, in such case, will be supplemented.

                                         COMMON STOCK                              COMMON STOCK
                                           OWNERSHIP              NUMBER OF      OWNERSHIP AFTER
                                    PRIOR TO OFFERING(1)(2)       SHARES OF         OFFERING(2)
                                   -------------------------     COMMON STOCK  ----------------------
        NAME AND POSITION            NUMBER      PERCENTAGE     OFFERED HEREBY   NUMBER  PERCENTAGE
---------------------------------  -----------  ------------    --------------  -------  -----------
Donald E. Annala(3)                     53,896       *                50,000      3,896      *
  Vice President,
  Business Development

Laura Appling(4)                        12,058       *                10,800      1,258      *
  Controller

Richard Connelly(5)                     21,000       *                18,500      2,500      *
  Vice President, Treasurer

Robert J. Donachie(6)                   51,100       *                50,000      1,100      *
  Director

Werner L. Frank(7)                     207,005       *               100,000    107,005      *
  Executive Vice President

Michael C. French(8)                    75,800       *                75,000        800      *
  Director

Pamela L. Isbell(9)                     25,887       *                25,000        887      *
  Vice President,
  Financial Planning

James E. Jenkins, Jr.(10)               48,006       *                47,000      1,006      *
  Vice President, Finance

James R. Johnson(11)                    75,000       *                75,000          0      *
  Vice President

M. Gene Konopik(12)                    109,255       *               100,000      9,255      *
  Executive Vice President
  and Group President

Julie G. Kupp(13)                       25,222       *                25,000        222      *
  Vice President,
  Investor Relations

Don J. McDermett, Jr.(14)               44,123       *                43,800        323      *
  Vice President, Legal

Jeannette P. Meier(15)                 407,396     1.0%              400,000      7,396      *
  Executive Vice President,
  Chief Financial Officer,
  General Counsel and Secretary

Donald R. Miller, Jr.(16)               50,000       *                50,000          0      *
  Director

Phillip A. Moore(17)                   193,703       *               150,000     43,703      *
  Executive Vice President
  and Director

B. Carole Morton(18)                   134,203       *               100,000     34,203      *
  Senior Vice President

Clive Smith(19)                        125,000       *               125,000          0      *
  Executive Vice President
  and Group President

Francis A. Tarkenton(20)               224,008       *                50,000    174,008      *
   Director

Geno P. Tolari(21)                     554,612     1.4%              550,000      4,612      *
   Executive Vice President
   and Chief Operating Officer

B. Joseph White(22)                     51,597       *                50,000      1,597      *
   Director

Sterling L. Williams(23)             1,604,075     4.0%            1,600,000      4,075      *
   President, Chief Executive
   Officer and Director

Charles J. Wyly, Jr.(24)             1,800,772     4.6%              800,000  1,000,772    2.6%
   Vice-Chairman of the Board
   and Director

Evan A. Wyly(25)                       184,459       *               100,000     84,459      *
   Director

Sam Wyly(26)                         2,399,091     6.0%            1,600,000    799,091    2.0%
   Chairman of the Board and
   Director

------------------------
*  Less than 1% of class.
 (1) Based on ownership as of October 31, 1996.
 (2) Based on 38,427,957 shares of Common Stock issued and outstanding as of October 31, 1996.
 (3) Includes 50,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes approximately 3,896 shares of Common Stock held pursuant to the Sterling Software, Inc. Savings and Security Plan ("Savings Plan").
 (4) Includes 10,800 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes approximately 1,258 shares of Common Stock held pursuant to the Savings Plan.
 (5) Includes 18,500 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes approximately 2,500 shares of Common Stock held pursuant to the Savings Plan.
 (6) Includes 50,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
 (7) Includes 100,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes approximately 5,458 shares of Common Stock held pursuant to the Savings Plan.
 (8) Includes 75,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
 (9) Includes 25,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes approximately 887 shares of Common Stock held pursuant to the Savings Plan.
(10) Includes 47,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes approximately 1,006 shares of Common Stock held pursuant to the Savings Plan.
(11) Includes 75,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(12) Includes 100,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes approximately 5,565 shares of Common Stock held pursuant to the Savings Plan.
(13) Includes 25,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes approximately 222 shares of Common Stock held pursuant to the Savings Plan.
(14) Includes 43,800 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes approximately 18 shares of Common Stock held pursuant to the Savings Plan.
(15) Includes 400,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes approximately 6,143 shares of Common Stock held pursuant to the Savings Plan.
(16) Includes 50,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(17) Includes 150,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes approximately 4,954 shares of Common Stock held pursuant to the Savings Plan.
(18) Includes 100,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes approximately 5,328 shares of Common Stock held pursuant to the Savings Plan.
(19) Includes 125,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(20) Includes 50,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes 67,332 shares of Common Stock to be acquired upon exercise of options granted under stock option plans other than the Plan, all of which are presently exercisable, and 250 shares of Common Stock owned by Mr. Tarkenton's stepdaughter. Also includes approximately 12 shares of Common Stock held pursuant to the Savings Plan.
(21) Includes 550,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes approximately 4,612 shares of Common Stock held pursuant to the Savings Plan.
(22) Includes 50,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(23) Includes 1,600,000 Shares to be acquired upon exercise of Options granted under the Plan, all of which are presently exercisable. Also includes approximately 75 shares of Common Stock held pursuant to the Savings Plan.
(24) Includes 800,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes 441,699 shares of Common Stock directly owned by family trusts of which Mr. Charles J. Wyly, Jr. is trustee and 556,574 shares of Common Stock (300,000 of which are also beneficially owned by Mr. Sam Wyly) held of record by two limited partnerships of which Mr. Charles J. Wyly, Jr. is a general partner. Also includes approximately 2,499 shares of Common Stock held pursuant to the Savings Plan.
(25) Includes 100,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes approximately 19 shares of Common Stock held pursuant to the Savings Plan.
(26) Includes 1,600,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. Also includes 358,353 shares of Common Stock directly owned by family trusts of which Mr. Sam Wyly is trustee and 438,612 shares of Common Stock (300,000 of which are also beneficially owned by Mr. Charles J. Wyly, Jr.) held of record by two limited partnerships of which Mr. Sam Wyly is a general partner. Also includes approximately 2,126 shares of Common Stock held pursuant to the Savings Plan.


                             1996 STOCK OPTION PLAN

GENERAL

          A copy of the Plan has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The summaries of certain provisions of the Plan do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Plan, including the definitions therein of certain terms. Copies of the Plan and additional information regarding the Plan and the Plan's administrators may be obtained by contacting the Company. See "Incorporation of Certain Documents by Reference." Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given to such terms in the Plan.

PURPOSE AND ADOPTION

          The Plan is intended to provide an equity interest in the Company to certain of the Company's executive officers, directors, employees, advisors and consultants and to provide additional incentives for such persons to devote themselves to the Company's business. The Plan is also intended to aid in attracting persons of outstanding ability to serve, and remain in the service of, the Company. The Board adopted the Plan on April 22, 1996. The stockholders of the Company approved the adoption of the Plan on May 29, 1996. The Plan was amended and restated effective as of September 4, 1996.

SHARES COVERED

          As of October 31, 1996, the total number of shares of Common Stock available for issuance under the Plan was 7,750,000 and Options exercisable for 7,124,500 of such shares had been granted, resulting in Options for 625,500 shares being available for grant as of such date. Under the terms of the Plan, if at the close of business on the last day of any fiscal quarter of the Company, the sum of (i) the total number of shares of Common Stock theretofore issued upon the exercise of Options, (ii) the total number of shares of Common Stock then subject to outstanding Options, and (iii) the total number of shares of Common Stock then remaining available under the Plan to be made subject to future grants of Options (such sum being the "Actual Number") is less than 20% of the total number of shares of Common Stock then outstanding, computed on a fully-diluted basis (the "Target Number"), the number of shares of Common Stock available for issuance under the Plan will automatically be increased to a number that will result in the Actual Number being equal to the Target Number. Shares of Common Stock issued under the Plan may be authorized but unissued shares, shares held in treasury or a combination thereof.

OPTIONS

          The Plan authorizes the grant of Options to purchase shares of Common Stock that are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and which permit a participant to benefit from increases in the value of shares of Common Stock above a predetermined purchase price per share. Options are more fully described under "-- Description of Awards" below.

ADMINISTRATION

          The Plan is administered by the Stock Option Committee, the Special Stock Option Committee and the Board, which have the authority to determine from time to time the individuals to whom Options will be granted, the number of shares to be covered by each Option and the time or times at which Options will become exercisable; provided that the Special Stock Option Committee has exclusive administrative authority with respect to Options intended to comply with Section 162(m) of the Code. All of the members of the Special Stock Option Committee, which may not be comprised of less than two members, are intended to qualify as "outside directors" within the meaning of Section 162(m) of the Code and as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act. Although each of the Board, the Special Stock Option Committee and the Stock Option Committee has the authority under the Plan to make grants of Options to any Plan participant, it is anticipated that the Special Stock Option Committee will make grants to Plan participants who are executive officers of the Company and/or members of the Board, and that the Stock Option Committee will make grants to all other Plan participants.

          The Stock Option Committee, the Special Stock Option Committee and the Board have the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of an Option. The interpretation and construction by the Stock Option Committee, Special Stock Option Committee or the Board, as applicable, of any such provision and any determination by the Stock Option Committee, the Special Stock Option Committee or the Board, as applicable, pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive; provided that in the event the Stock Option Committee and the Special Stock Option Committee disagree (or either disagrees or both disagree with the Board) with respect to such interpretation, construction or determination, the Board's determination will be final and conclusive except as described above with respect to Options intended to comply with Section 162(m) of the Code.

ELIGIBILITY

          Executive officers, key employees, advisors and consultants of the Company and its subsidiaries and directors of the Company are eligible to receive grants of Options.

TRANSFERABILITY

          Each Option granted pursuant to the Plan may be subject to such transfer restrictions, if any, as the Stock Option Committee, the Special Stock Option Committee or the Board, as applicable, may determine.

ADJUSTMENTS

          The Stock Option Committee, the Special Stock Option Committee or the Board may make or provide for such adjustments in the maximum number of shares available under the Plan, in the number of shares of Common Stock covered by outstanding Options, in the purchase price per share of Common Stock covered by Options, and/or in the kind of shares covered thereby (including shares of another issuer), as such committee or the Board, as applicable, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Plan participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

VESTING OF CERTAIN OPTIONS UPON A CHANGE IN CONTROL

          The stock option agreement evidencing any Option may provide for the earlier exercise of such Option in the event of a change in control of the Company (as defined in such stock option agreement or in any agreement referenced in such stock option agreement) or in the event of any other similar transaction or event.

NONQUALIFIED AND UNFUNDED

          The Plan is unfunded and does not give participants any rights that are superior to those of the Company's general creditors. The Plan is not subject to the provisions of ERISA and is not qualified under Section 401(a) of the Code.

CONTINUATION AND TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP

          The Plan does not confer upon any Plan participant any rights with respect to continuation of employment or other service with the Company or any of its subsidiaries and does not interfere in any way with any right that the Company or any of its subsidiaries would otherwise have to terminate a Plan participant's employment or other service at any time.

TERMINATION AND AMENDMENT

          The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Options. The Plan may be amended from time to time by the Board or any duly authorized committee thereof. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Commission, the National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan requires the Plan to be amended, or in the event Rule 16b-3 or any other rule under Section 16 of the Exchange Act is amended or supplemented, in either event to permit the Company to remove or lessen any restrictions with respect to Options, the Stock Option Committee, the Special Stock Option Committee or the Board may amend the Plan to the extent of any such requirement, amendment or supplement, and all Options then outstanding will be subject to such amendment.

DESCRIPTION OF AWARDS

          The Plan does not specify a maximum term for Options granted thereunder. A grant of Options may provide for the deferred payment of the exercise price from the proceeds of sales through a bank or broker on the exercise date of some or all of the shares of Common Stock to which such exercise relates. The exercise price of the Options may not be less than the fair market value per share of Common Stock on the grant date. The Stock Option Committee, the Special Stock Option Committee or the Board, as applicable, may, without the consent of the holder of an Option, amend the terms of such Option in various respects, including acceleration of the time at which the Option may be exercised, extension of the expiration date, reduction of the exercise price and waiver of other conditions or restrictions.

          Each grant of Options will specify whether the exercise price is payable in cash, by the actual or constructive transfer to the Company of nonforfeitable, unrestricted shares of Common Stock already owned by the participant having an actual or constructive value as of the time of exercise equal to the total exercise price, by any other legal consideration authorized by the Stock Option Committee, the Special Stock Option Committee or the Board, as the case may be, or by a combination of such methods of payment. The Plan does not require that a participant hold shares received upon the exercise of Options for a specified period and permits immediate sequential exercises of Options with the exercise price therefor being paid in shares of Common Stock, including shares acquired as a result of prior exercises of Options.

FEDERAL INCOME TAX CONSEQUENCES

          The following summary of certain federal income tax consequences of the grant or award of Options under the Plan is based on the Code, as amended to date, applicable proposed and final Treasury Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change. This summary does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an Option or the shares of Common Stock purchasable thereunder.

          Options granted under the Plan are intended to be nonqualified stock options. Nonqualified stock options generally will not result in any taxable income to the optionee at the time of the grant, but the holder thereof will realize ordinary income at the time of exercise of the Options if the shares are not subject to any substantial risk of forfeiture (as defined in Section 83 of the Code). Under such circumstances, the amount of ordinary income is measured by the excess of the fair market value of the optioned shares at the time of exercise over the exercise price. An optionee's tax basis in shares acquired upon the exercise of nonqualified stock options is generally equal to the exercise price plus any amount treated as ordinary income. If the exercise price of a nonqualified stock option is paid for, in whole or in part, by the delivery of shares of Common Stock previously owned by the optionee ("Previously Acquired Shares"), no gain or loss will be recognized on the exchange of the Previously Acquired Shares for a like number of shares of Common Stock. The optionee's basis in the number of optioned shares received equal to the number of Previously Acquired Shares surrendered would be the same as the optionee's basis in the Previously Acquired Shares. However, the optionee would be treated as receiving ordinary income equal to the fair market value (at the time of exercise) of the number of shares of Common Stock received in excess of the number of Previously Acquired Shares surrendered, and the optionee's basis in such excess shares would be equal to their fair market value at the time of exercise.

          Special Rules Applicable to Insiders. In limited circumstances where the sale of shares of Common Stock that are received as the result of the exercise of an Option could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the shares received could subject the officer or director to suit under
Section 16(b) of the Exchange Act, but not longer than six months.

          General Matters Applicable to the Company. To the extent that an optionee recognizes ordinary income in the circumstances described above, the Company or a subsidiary, as the case may be, would be entitled to a corresponding deduction, provided in general that (i) the amount is an ordinary and necessary business expense and such income meets the test of reasonableness;
(ii) the deduction is not disallowed pursuant to the annual compensation limit set forth in Section 162(m) of the Code and (iii) certain statutory provisions relating to so-called "excess parachute payments" do not apply. Awards granted under the Plan may be subject to acceleration in the event of a change in control of the Company. In the event of a change in control of the Company, it is possible that this feature may affect whether amounts realized upon the receipt or exercise of the Options will be deductible by the Company under the "excess parachute payments" provisions of the Code.

          BECAUSE THE TAX CONSEQUENCES TO A PLAN PARTICIPANT MAY VARY DEPENDING ON HIS OR HER INDIVIDUAL CIRCUMSTANCES, EACH PLAN PARTICIPANT SHOULD CONSULT HIS OR HER PERSONAL TAX ADVISOR REGARDING THE FEDERAL AND ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES TO HIM OR HER.


                              PLAN OF DISTRIBUTION

          The Shares may be issued to the Selling Stockholders from time to time by the Company upon exercise of Options. The Shares may be sold or otherwise disposed of from time to time by any of the Selling Stockholders in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or from the purchasers of the Shares for whom they may act as agent, (iv) the writing of Options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the NYSE, or in transactions in the over-the-counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

          The Company will pay all of the expenses incident to the offering hereby and sale of the Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.


                                 LEGAL MATTERS

          Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas. Michael C. French, a consultant to Jones, Day, Reavis & Pogue, is a director and an employee of the Company.

                                    EXPERTS

          The consolidated financial statements and financial statement schedule appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                          FORWARD-LOOKING INFORMATION

          This Prospectus (including the documents incorporated herein by reference) contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this Prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or the Company's management, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, relating to the operations and results of operations of the Company, competitive factors and pricing pressures, shifts in market demand, the performance and needs of the industries served by the Company, the costs of product development, general economic conditions and acts by third parties, as well as the other factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


                    ----------------------------------------







           TABLE OF CONTENTS
           -----------------

                               Page
                               ----

Available Information........     2

Incorporation of Certain
   Documents by Reference....     2

The Company..................     3

Use of Proceeds..............     3

Selling Stockholders.........     3

1996 Stock Option Plan.......     8

Plan of Distribution.........     11

Legal Matters................     12

Experts......................     12

Forward-Looking Information..     12


                                7,750,000 SHARES



                               STERLING SOFTWARE,
                                      INC.



                                  COMMON STOCK



                       ---------------------------------

                                   PROSPECTUS

                       ---------------------------------



                                NOVEMBER __, 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which have been or will be paid by the Company, are as follows:

             Securities and Exchange Commission filing fee..........  $ 68,253
             NYSE listing fee.......................................    27,125
             Printing expenses......................................     3,000
             Accounting fees and expenses...........................     5,000
             Legal fees and expenses................................     6,000
             Miscellaneous..........................................     1,622
                                                                      --------
             Total..................................................  $111,000
                                                                      ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The GCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

    The Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the GCL, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's Restated Bylaws provide that the Company shall indemnify its directors to the fullest extent of the GCL and may, if and to the extent authorized by the Board, so indemnify its officers against any liability, expense or other matter whatsoever.

    As authorized by the Company's Certificate of Incorporation, the Company has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (i) the indemnification by the Company of the indemnitees thereunder to the extent described above, (ii) the advancement of attorneys' fees and other expenses, and
(iii) the establishment, upon approval by the Board, of trusts or other funding mechanisms to fund the Company's indemnification obligations thereunder.

ITEM 16.  EXHIBITS

      4.1 Certificate of Incorporation of the Company (previously filed as Exhibit 4.1 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

      4.2 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.2 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

      4.3 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.3 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

      4.4 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.4 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

      4.5 Restated Bylaws of the Company (previously filed as Exhibit 4.4 to the Company's Registration Statement (Registration No. 33-47131) and incorporated herein by reference).

      4.6 Specimen Common Stock Certificate (previously filed as Exhibit 4.5 to the Company's Registration Statement (Registration No. 2-86825) and incorporated herein by reference).

      5.1 Opinion of Jones, Day, Reavis & Pogue (previously filed).

     23.1 Consent of Ernst & Young LLP (filed herewith).

     23.2 Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

     24.1 Power of Attorney of the Company (previously filed).

     24.2 Powers of Attorney of certain officers and directors of the Company (previously filed).

     99.1 Sterling Software, Inc. Amended and Restated 1996 Stock Option Plan (previously filed).

ITEM 17.  UNDERTAKINGS

     A.  The Registrant hereby undertakes:

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

       (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement (Commission File No. 333-13303) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 4, 1996.

                                    STERLING SOFTWARE, INC.

                              By:         /s/ Don J. McDermett, Jr.
                                 -----------------------------------------------
                                              Don J. McDermett, Jr.
                                              Vice President, Legal

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement (Commission File
No. 333-13303) has been signed below by the following persons in the capacities indicated on November 4, 1996.

         Signatures                                Title
         ----------                                -----

    Sterling L. Williams *    President and Chief Executive Officer; Director
----------------------------          (Principal Executive Officer)
    Sterling L. Williams

    Jeannette P. Meier *          Executive Vice President, Chief Financial
----------------------------        Officer, General Counsel and Secretary
    Jeannette P. Meier           (Principal Financial and Accounting Officer)

         Sam Wyly *                   Chairman of the Board of Directors
----------------------------
         Sam Wyly

   Charles J. Wyly, Jr. *            Vice Chairman of the Board of Directors
----------------------------
   Charles J. Wyly, Jr.

       Evan A. Wyly *                               Director
----------------------------
       Evan A. Wyly

     Michael C. French *                            Director
----------------------------
     Michael C. French

     Robert J. Donachie *                           Director
----------------------------
     Robert J. Donachie

      Phillip A. Moore *               Executive Vice President and Director
----------------------------
      Phillip A. Moore

    Donald R. Miller, Jr. *                         Director
----------------------------
    Donald R. Miller, Jr.

    Francis A. Tarkenton *                          Director
----------------------------
    Francis A. Tarkenton

*The undersigned, by signing his name hereto, does sign and execute this Pre-Effective Amendment No. 1 to the Registration Statement (Commission File No. 333-13303) pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and previously filed with the Commission.

                                             /s/ Don J. McDermett, Jr.
                                       -----------------------------------------
                                                 Don J. McDermett, Jr.
                                                   Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit No.                              Description
-----------                              -----------


  4.1 Certificate of Incorporation of the Company (previously filed as Exhibit 4.1 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

  4.2 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.2 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

  4.3 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.3 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

  4.4 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.4 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

  4.5 Restated Bylaws of the Company (previously filed as Exhibit 4.4 to the Company's Registration Statement (Registration No. 33-47131) and incorporated herein by reference).

  4.6          Specimen Common Stock Certificate (previously filed as Exhibit
               4.5 to the Company's Registration Statement (Registration No. 2-86825) and incorporated herein by reference).

  5.1          Opinion of Jones, Day, Reavis & Pogue (previously filed).

 23.1          Consent of Ernst & Young LLP (filed herewith).

 23.2          Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

 24.1          Power of Attorney of the Company (previously filed).

 24.2 Powers of Attorney of certain officers and directors of the Company (previously filed).

 99.1 Sterling Software, Inc. Amended and Restated 1996 Stock Option Plan (previously filed).